UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Securities Purchase Agreement and Promissory Note

On March 1, 2022, Visium Technologies, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor (the “Investor”) pursuant to which the Investor purchased a promissory note, with a face value of $270,000 (the “Principal Amount”) made by the Company in favor of the Investor (the “Note”) for a purchase price of $248,400 (the “Purchase Price”). The closing of the Purchase Agreement occurred on March 1, 2022. The Note includes an aggregate original issue discount of $43,200, bears interest of 8% per year and matures on February 28, 2023 (the “Maturity Date”). The Note is convertible into shares of the Company’s common stock at conversion price of $0.0018 per share, subject to adjustment as provided therein. The Company has the right to prepay the Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. In the seven (7) trading days prior to any prepayment the Investor shall have the right to convert the Note into Common Stock of the Company in accordance with the terms of the Note. The Note contains events of defaults and certain negative covenants that are typical in the types of transactions contemplated by the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company issued to the Investor an aggregate 27,000,000 commitment shares of the Company’s common stock (the “Commitment Shares”) as a condition to closing.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company is obligated to file a registration statement within 30 days of the date of the Registration Rights Agreement covering the sale of the Commitment Shares and the shares of the Company’s common stock that may be issued to the Investor pursuant to the conversion of the Note.

The foregoing descriptions of the Purchase Agreement, the Note and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, and the Registration Rights Agreement, copies of the forms of which are filed as Exhibits 10.1, 4.1 and 10,2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Shares was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Shares by the Company; (d) the Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Shares took place directly between the individual and the Company; and (f) the recipient of the Shares is an accredited Investors.

Item. 9.01. Financial Statements and Exhibits.

Exhibit No.:	Description:
4.1*	Form of Unsecured Promissory Note
10.1*	Securities Purchase Agreement
10.2*	Form of Registration Rights Agreement

 * filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: March 4, 2022	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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